Exhibit 4.2
2007 Equity Incentive Plan
Name:  <Employee Name>
Notice of Award and Restricted Stock Unit Agreement
ID:
Grant Number:
Address:

Effective (Grant Date), you have been awarded ______ restricted stock units which are convertible into shares of Micron Technology, Inc. (the Company) Common Stock.

This Restricted Stock Unit Award is subject to the following:

1.  The terms and conditions of the Restricted Stock Unit Award Agreement, and
2.  The terms and conditions of the 2007 Equity Incentive Plan (the “Plan”).

Please review the Restricted Stock Unit Agreement and the Plan carefully, as they contain the terms and conditions which govern your Restricted Stock Unit Award.  In addition, a Prospectus summarizing the Plan and the Insider Trading Calendar and Policy are available for your review.

Unless sooner vested in accordance with Section 3 of the Restricted Stock Unit Agreement or otherwise in the discretion of the Committee, the restricted stock units shall vest (become non-forfeitable) on the following respective dates; provided Grantee is then still employed by the Company or any Affiliate, or if the Units were granted to Grantee in the capacity of a director of the Company, Grantee then still serves as a director of the Company.

VestingSchedule
Units	Vesting Date

Acknowledgement

Grantee hereby acknowledges that he/she has reviewed (i) the terms and conditions of the Restricted Stock Unit Agreement and (ii) Plan, and is familiar with the provisions thereof.  Grantee hereby accepts this Award subject to all the terms and provisions of the Restricted Stock Unit Agreement and the Plan.  Grantee acknowledges that a Prospectus relating to the Plan was made available for review.  Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan.

Grantee acknowledges that the grant and acceptance of this Award do not constitute an employment agreement and do not assure continuous employment with the Company or any of its Affiliates.

Grantee authorizes the Company to release his/her Social Security Number or Global ID and address information to the Company's Broker who has agreed to provide brokerage service for Plan participants for the purposes of opening an account under his/her name.

After accepting this Award and the Restricted Stock Unit Agreement, you will receive an e-mail summarizing the terms of this Award. Please print your e-mail confirmation.

To accept or reject this Award and the Restricted Stock Unit Agreement, click below:

Accept         Reject

RESTRICTED STOCK UNIT AGREEMENT
TERMS AND CONDITIONS

1.  Grant of Units.  The Company hereby grants to the Grantee named on the Notice of Award (“Grantee”), subject to the restrictions and the other terms and conditions set forth in the Plan and in this award agreement (this “Agreement”), the number of restricted stock units indicated on the Notice of Award (the “Units”), which represent the right to receive an equal number of shares of the Company’s $0.10 par value common stock (“Stock”) on the terms set forth in this Agreement.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

2.  Vesting of Units.  The Units have been credited to a bookkeeping account on behalf of Grantee.  The Units will vest and become non-forfeitable on the earliest to occur of the following (the “Vesting Date”):
(a)
as to the percentages of the Units specified contained in the vesting schedule hereof, on the respective dates specified contained in the vesting schedule hereof; provided Grantee is then still employed by the Company or any Affiliate or, if the Units were granted to Grantee in the capacity of a director of the Company, Grantee still serves as a director of the Company; or

(b)	Termination of Grantee’s service as a director of the Company or employment by the Company and all Affiliates by reason of death or Disability; or
(c)	Upon the occurrence of a Change in Control.

If Grantee’s service terminates prior to the Vesting Date for any reason other than as described in (b) above, Grantee shall forfeit all right, title and interest in and to the unvested Units as of the date of such termination of service and the unvested Units will be reconveyed to the Company without further consideration or any act or action by Grantee.  For purpose of Section 409A of the Code, any reference herein to Grantee’s “termination of employment” or “termination of service” or similar words shall be interpreted to mean Grantee’s “separation from service” as defined in Code section 409A and Treasury regulations and guidance with respect to such law.

3.  Conversion to Stock.  Unless the Units are forfeited prior to the Vesting Date as provided in section 2 above, the Units will be converted to actual shares of Stock on the Vesting Date (the “Conversion Date”).  Shares of Stock will be registered on the books of the Company in Grantee’s name as of the Conversion Date.  Stock certificates for the shares of Stock shall be delivered to Grantee upon request, but delivery may be postponed for such period as may be required for the Company with reasonable diligence to comply if deemed advisable by the Company, with registration requirements under the Securities Act of 1933, listing requirements under the rules of any stock exchange, and requirements under any other law or regulation applicable to the issuance or transfer of the Shares.

4.  Dividend Equivalents.  If and when dividends or other distributions are paid with respect to the Stock while the Units are outstanding, the dollar amount or fair market value of such dividends or distributions with respect to the number of shares of Stock then underlying the Units shall be paid to Grantee within 30 days after the payment date of such dividend or distribution to stockholders.

5.  Changes in Capital Structure.  In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another company, whether through reorganization, recapitalization, statutory share exchange, reclassification, stock split-up, combination of shares, merger or consolidation, or otherwise, there shall be substituted for each share of Stock then underlying a Unit subject to this Agreement the number and class of shares into which each outstanding share of Stock shall be so exchanged. In addition, the adjustment provisions of Article 15 of the Plan shall specifically apply to this Award.

6.  Restrictions on Transfer.  No right or interest of Grantee in the Units may be pledged, hypothecated or otherwise encumbered to or in favor of any party other than the Company or an Affiliate, or be subjected to any lien, obligation or liability of Grantee to any other party other than the Company or an Affiliate.  Units are not assignable or transferable by Grantee other than by will or the laws of descent and distribution or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code; but the Committee may permit other transfers in accordance with the Plan.

7.  Limitation of Rights.  The Units do not confer to Grantee or Grantee’s beneficiary any rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with the Units.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Grantee’s service at any time, nor confer upon Grantee any right to continue in service of the Company or any Affiliate.  Grantee waives all and any rights to any compensation or damages for the termination of Grantee's office or employment with the Company or an Affiliate for any reason (including unlawful termination of employment) insofar as those rights arise from Grantee ceasing to have rights in relation to the Units as a result of that termination or from the loss or diminution in value of such rights.  The grant of the Units does not give Grantee any right to participate in any future grants of share incentive awards.

8.  Payment of Taxes.  Grantee will, no later than the date as of which any amount related to the Units first becomes includable in Grantee’s gross income for federal income tax purposes, pay to the Company, or make other arrangements satisfactory to the Committee regarding payment of, any federal, state and local taxes of any kind (including Grantee’s FICA obligation) required by law to be withheld with respect to such amount.  The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company, and, where applicable, its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Grantee.  The withholding requirement may be satisfied, in whole or in part, at the election of the Company, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount

(and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Company establishes.

9.  Amendment.  The Committee may amend, modify or terminate the Award, Notice of Award and this Agreement without approval of Grantee; provided, however, that such amendment, modification or termination shall not, without Grantee’s consent, reduce or diminish the value of this award determined as if it had been fully vested (i.e., as if all restrictions on the Units hereunder had expired) on the date of such amendment or termination.  Notwithstanding anything herein to the contrary, the Committee may, without Grantee’s consent, amend or interpret this Agreement to the extent necessary to comply with Section 409A of the Code and Treasury regulations and guidance with respect to such law.

10.  Plan Controls.  The terms contained in the Plan shall be and are hereby incorporated into and made a part of the Notice of Award and this Agreement, and this Agreement shall be governed by and construed in accordance with the Plan.  In the event of any actual or alleged conflict between the provisions of the approved Plan and the provisions of the Notice of Award or this Agreement, the provisions of the Plan shall be controlling and determinative.

11.  Successors.  This Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Agreement and the Plan.

12.  Severability.  If any one or more of the provisions contained in the Notice of Award or this Agreement is deemed to be invalid, illegal or unenforceable, the other provisions of the Notice of Award and this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

13.  Notice.  Notices hereunder must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid.  Notices to the Company must be addressed to Micron Technology, Inc., 8000 South Federal Way, Boise, Idaho 83706-9632; Attn: Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.

14.  Data processing.  By accepting the Units, Grantee gives explicit consent to the Company to process any such personal data and to transfer any such personal data outside the country in which Grantee works or is employed, including to the United States, to transferees who shall include the Company and other persons who are designated by the Company to administer the Plan.

2007 Equity Incentive Plan
Name:   <Employee Name>
Notice of Grant of Stock Options and OptionAgreement
ID:
Grant Number:
Address:

Effective (Grant Date), you have been granted a Nonqualified Stock Option to purchase ______ shares of Micron Technology, Inc. (the Company) Common Stock at $____(USD) per share.

This Option Grant is subject to the following:
1.  The terms and conditions of the Option Agreement and
2.  The terms and conditions of the 2007 Equity Incentive Plan (the “Plan”).

Please review the Option Agreement and the Plan carefully, as they contain the terms and conditions which govern your option. In addition, a Prospectus summarizing the Plan and the Insider Trading Calendar and Policy are available for your review.

Subject to your continued employment, this Option may be exercised in whole or in part, in accordance with the following schedule:
Vesting Schedule
Shares	Vesting Date	Expiration Date

Termination Period

This Option may be exercised for 30 days after termination of Optionee's employment or consulting relationship with the Company for any reason other than by reason of Optionee’s death or Disability. Upon the death or Disability of Optionee, this Option may be exercised for such longer period as provided in this Option Agreement. In no event shall this option be exercised later than the Expiration Date as provided above.

Acknowledgement

Optionee hereby acknowledges that he/she has reviewed (i) the terms and conditions of this Option Agreement and (ii) the Plan, and is familiar with the provisions thereof. Optionee hereby accepts this Option subject to all of the terms and provisions of the Option Agreement and the Plan. Optionee acknowledges that a Prospectus relating to the Plan was made available for review.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan.

Optionee acknowledges that the grant or acceptance of this Option do not constitute an employment agreement and do not assure continuous employment or other service with the Company or any of its Affiliates.

Optionee authorizes the Company to release his/her Social Security Number or Global ID and address information to the Company's Broker who has agreed to provide brokerage service for Plan participants for the purposes of opening an account under his/her name.

After accepting this Option and the Option Agreement, you will receive an e-mail summarizing the terms of this Award. Please print your e-mail confirmation.

To accept or reject this Option and the Option Agreement, click below:

Accept         Reject

OPTION AGREEMENT
TERMS AND CONDITIONS

1.  Grant of Option.  The Company hereby grants to the Optionee named on the Notice of Grant (“Optionee”), under the Plan, stock options to purchase from the Company (the “Options”), on the terms and on conditions set forth in this agreement (this “Agreement”), the number of shares indicated on the Notice of Grant of the Company’s $0.10 par value common stock, at the exercise price per share set forth on the Notice of Grant.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

2.  Vesting of Options.  The Option shall vest (become exercisable) in accordance with the schedule shown on the Notice of Grant. Notwithstanding the foregoing vesting schedule, upon Optionee’s death or Disability during his or her Continuous Status as a Participant, or upon a Change in Control, all Options shall become fully vested and exercisable.

3.  Term of Options and Limitations on Right to Exercise.  The term of the Options will be for a period of six years, expiring at 5:00 p.m., Mountain Time, on the sixth anniversary of the Grant Date (the “Expiration Date”).  To the extent not previously exercised, the Options will lapse prior to the Expiration Date upon the earliest to occur of the following circumstances:

(a)  Thirty days after the termination of Optionee’s Continuous Status as a Participant for any reason other than by reason of Optionee’s death or Disability.

(b)  Twelve months after termination of Optionee’s Continuous Status as Participant by reason of Disability.

(c)  Twelve months after the date of Optionee’s death, if Optionee dies while employed, or during the thirty day period described in subsection (a) above or during the twelve-month period described in subsection (b) above and before the Options otherwise lapse.  Upon Optionee’s death, the Options may be exercised by Optionee’s beneficiary designated pursuant to the Plan.

The Committee may, prior to the lapse of the Options under the circumstances described in paragraphs (a), (b) or (c) above, extend the time to exercise the Options as determined by the Committee in writing, but in no event beyond the Expiration Date.  If Optionee returns to service with the Company during the designated post-termination exercise period, then Optionee shall be restored to the status Optionee held prior to such termination but no vesting credit will be earned for any period Optionee was not in Continuous Status as a Participant.  If Optionee or his or her beneficiary exercises an Option after termination of service, the Options may be exercised only with respect to the Shares that were otherwise vested on Optionee’s termination of service.

4.  Exercise of Option.  The Options shall be exercised by (a) written notice directed to the Global Stock Department of the Company or its designee at the address and in the form specified by the Company from time to time and (b) payment to the Company in full for the Shares subject to such exercise (unless the exercise is a broker-assisted cashless exercise, as described below).  If the person exercising an Option is not Optionee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Option.  Payment for such Shares may be, in (a) cash, (b) Shares previously acquired by the purchaser, (c) withholding of Shares from the Option, or (d) any combination thereof, for the number of Shares specified in such written notice.  The value of surrendered or withheld Shares for this purpose shall be the Fair Market Value as of the last trading day immediately prior to the exercise date.  To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws and any limitations as may be applied from time to time by the Committee (which need not be uniform), the Options may be exercised through a broker in a so-called “cashless exercise” whereby the broker sells the Option Shares on behalf of Optionee and delivers cash sales proceeds to the Company in payment of the exercise price.  In such case, the date of exercise shall be deemed to be the date on which notice of exercise is received by the Company and the exercise price shall be delivered to the Company by the settlement date.

5.  Beneficiary Designation.  Optionee may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of Optionee hereunder and to receive any distribution with respect to the Options upon Optionee’s death.  A beneficiary, legal guardian, legal representative, or other person claiming any rights hereunder is subject to all terms and conditions of this Agreement and the Plan, and to any additional restrictions deemed necessary or appropriate by the Committee.  If no beneficiary has been designated or survives Optionee, the Options may be exercised by the legal representative of Optionee’s estate, and payment shall be made to Optionee’s estate.  Subject to the foregoing, a beneficiary designation may be changed or revoked by Optionee at any time provided the change or revocation is filed with the Company.

6.  Withholding.  The Company or any employer Affiliate has the authority and the right to deduct or withhold, or require Optionee to remit to the employer, an amount sufficient to satisfy federal, state, and local taxes (including Optionee’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the exercise of the Options.  The withholding requirement may be satisfied, in whole or in part, at the election of the Company, by withholding from the Options Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Company establishes.

7.  Limitation of Rights.  The Options do not confer to Optionee or Optionee’s beneficiary designated pursuant to Paragraph 5 any rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with the exercise of the Options.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Optionee’s service at any time, nor confer upon Optionee any right to continue in the service of the Company or any Affiliate.

8.  Stock Reserve.  The Company shall at all times during the term of this Agreement reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement.

9.  Restrictions on Transfer and Pledge.  No right or interest of Optionee in the Options may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of Optionee to any other party other than the Company or an Affiliate.  The Options are not assignable or transferable by Optionee other than by will or the laws of descent and distribution or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Option under the Plan; provided, however, that the Committee may (but need not) permit other transfers.  The Options may be exercised during the lifetime of Optionee only by Optionee or any permitted transferee.

10.  Restrictions on Issuance of Shares.  If at any time the Committee shall determine in its discretion, that registration, listing or qualification of the Shares covered by the Options upon any Exchange or under any foreign, federal, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the Options, the Options may not be exercised in whole or in part unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

11.  Amendment.  The Committee may amend, modify or terminate the Award, Notice of Grant and this Agreement without approval of Optionee; provided, however, that such amendment, modification or termination shall not, without Optionee's consent, reduce or diminish the value of this award determined as if it had been fully vested and exercised on the date of such amendment or termination (with the per-share value being calculated as the excess, if any, of the Fair Market Value over the exercise price of the Options).

12.  Plan Controls.  The terms and conditions contained in the Plan are incorporated into and made a part of the Notice of Grant and this Agreement, and the Notice of Grant and this Agreement shall be governed by and construed in accordance with the Plan.  In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of the Notice of Grant or this Agreement, the provisions of the Plan shall be controlling and determinative.

13.  Successors.  This Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Agreement and the Plan.

14.  Severability.  If any one or more of the provisions contained in the Notice of Grant or this Agreement is invalid, illegal or unenforceable, the other provisions of Notice of Grant and this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

15.  Notice.  Notices and communications under the Notice of Grant and this Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid.  Notices to the Company must be addressed to: Micron Technology, Inc., 8000 S. Federal Way, P.O. Box 6, Boise, ID 83716-9632, Attn: Secretary, or any other address designated by the Company in a written notice to Optionee. Notices to Optionee will be directed to the address of Optionee then currently on file with the Company, or at any other address given by Optionee in a written notice to the Company.

16.  Data processing. By accepting this Award, Optionee gives explicit consent to the Company to process any such personal data and to transfer any such personal data outside the country in which Optionee works or is employed, including to the United States, to transferees who shall include the Company and other persons who are designated by the Company to administer the Plan.

2007 Equity Incentive Plan
Name:   <Employee Name>
Notice of Award and Restricted Stock Agreement
ID:
Grant Number:
Address:

Effective (Grant Date), you have been awarded ________ shares of Micron Technology, Inc. (the Company) Common Stock.

This Restricted Stock Award is subject to the following:

1.  The terms and conditions of this Restricted Stock Agreement and

2.  The terms and conditions of the 2007 Equity Incentive Plan (the “Plan”).

Please review the Restricted Stock Agreement and the Plan carefully, as they contain the terms and conditions which govern your Restricted Stock Award.  In addition, a Prospectus summarizing the Plan and the Insider Trading Calendar and Policy are available for your review.

Unless sooner vested in accordance with Section 3 of the Restricted Stock Agreement or otherwise in the discretion of the Committee, the restrictions imposed under Section 2 of the Restricted Stock Agreement will expire as to the following number of Shares awarded hereunder, on the following respective dates; provided that Grantee is then still an employee by the Company or any Affiliate, or if the Shares were granted to Grantee in the capacity of a director of the Company, Grantee then still serves as a director of the Company:

Restriction Lapse Schedule
Shares	Date of Expiration of Restrictions

Acknowledgement

Grantee hereby acknowledges that he/she has reviewed (i) the terms and conditions of this Restricted Stock Agreement and (ii) the Plan and is familiar with the provisions thereof.  Grantee hereby accepts this Award subject to all the terms and provisions of the Restricted Stock Agreement and the Plan.  Grantee acknowledges that a Prospectus relating to the Plan was made available for review.  Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan.

Grantee acknowledges that the grant and acceptance of this Award do not constitute an employment agreement and do not assure continuous employment with the Company or any of its Affiliates.  Grantee authorizes the Company to release his/her Social Security Number or Global ID and address information to the Company's Broker who has agreed to provide brokerage service for Plan participants for the purposes of opening an account under his/her name.

After accepting this Award and the Restricted Stock Agreement, you will receive an e-mail summarizing the terms of this Award. Please print your e-mail confirmation.

To accept or reject this Award and the Restricted Stock Agreement, click below:

Accept         Reject

RESTRICTED STOCK AGREEMENT
TERMS AND CONDITIONS

1.  Grant of Shares.  The Company hereby grants to the Grantee named on the Notice of Award (“Grantee”), subject to the restrictions and the other terms and conditions set forth in the Plan and in this award agreement (this “Agreement”), the number of shares indicated on the Notice of Award of the Company’s $0.10 par value common stock (the “Shares”).  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

2.  Restrictions.  The Shares are subject to each of the following restrictions.  “Restricted Shares” mean those Shares that are subject to the restrictions imposed hereunder and such restrictions have not then expired or terminated.  Restricted Shares may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered.  If Grantee’s service as a director of the Company or employment with the Company or any Affiliate terminates for any reason other than as set forth in paragraph (b) of Section 3 hereof, then Grantee shall forfeit all of Grantee’s right, title and interest in and to the Restricted Shares as of the date of termination of such service or employment, and such Restricted Shares shall revert to the Company without further consideration or any act or action by Grantee.  The restrictions imposed under this Section shall apply to all shares of the Company’s common stock or other securities issued in connection with any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting or with respect to the Shares.

3.  Expiration and Termination of Restrictions.  The restrictions imposed under Section 2 will expire on the earliest to occur of the following (the period prior to such expiration being referred to herein as the “Restricted Period”):
(a)
On the respective expiration dates specified on the Notice of Award as to the number of Shares specified thereon; provided Grantee is then still employed by the Company or any Affiliate or, if the Shares were granted to Grantee in the capacity of a director of the Company, Grantee still serves as a director of the Company;

(b)	Termination of Grantee’s service as a director of the Company or employment by the Company and all Affiliates by reason of death or Disability; or
(c)	Upon the occurrence of a Change in Control.

4.  Delivery of Shares.  The Shares will be registered in the name of Grantee as of the Grant Date and will be held by the Company during the Restricted Period in certificated or uncertificated form.  If a certificate for Restricted Shares is issued during the Restricted Period with respect to such Shares, such certificate shall be registered in the name of Grantee and shall bear a legend in substantially the following form:

“This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in a Restricted Stock Agreement between the registered owner of the shares represented hereby and Micron Technology, Inc.  Release from such terms and conditions shall be made only in accordance with the provisions of such Agreement, copies of which are on file in the offices of Micron Technology, Inc.”

Stock certificates for the Shares, without the above legend, shall be delivered to Grantee or Grantee’s designee upon request of Grantee after the expiration of the Restricted Period, but delivery may be postponed for such period as may be required for the Company with reasonable diligence to comply if deemed advisable by the Company, with registration requirements under the Securities Act of 1933, listing requirements under the rules of an Exchange, and requirements under any other law or regulation applicable to the issuance or transfer of the Shares.

5.  Voting and Dividend Rights.  Grantee, as beneficial owner of the Shares, shall have full voting and dividend rights with respect to the Shares during and after the Restricted Period.  If Grantee forfeits any rights he may have under this Agreement in accordance with Section 2, Grantee shall no longer have any rights as a stockholder with respect to the Restricted Shares or any interest therein and Grantee shall no longer be entitled to receive dividends on such stock.

6.  Changes in Capital Structure.  The adjustment provisions of Article 15 of the Plan shall specifically apply to this Award.

7.  Limitation of Rights.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Grantee’s service at any time, nor confer upon Grantee any right to continue in service of the Company or any Affiliate.  Grantee waives all and any rights to any compensation or damages for the termination of Grantee's office or employment with the Company or an Affiliate for any reason (including unlawful termination of employment) insofar as those rights arise from Grantee ceasing to have rights in relation to the Shares as a result of that termination or from the loss or diminution in value of such rights.  The grant of the Shares does not give Grantee any right to participate in any future grants of share incentive awards.

8.  Payment of Taxes.  No later than 30 days after the date of grant of the Shares hereunder, Grantee may make an election to be taxed upon such award under Section 83(b) of the Code.  Grantee will, no later than the date as of which any amount related to the Shares first becomes includable in Grantee’s gross income for federal income tax purposes, pay to the Company, or make other arrangements satisfactory to the Committee regarding payment of, any federal, state and local taxes of any kind required by law to be withheld with respect to such amount.  The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company, and, where applicable, its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Grantee.  The withholding requirement may be satisfied, in whole or in part, at the election of the Company, by allowing Grantee to surrender to the Company a number of Shares from this Award having a Fair Market

Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Company establishes.

9. Amendment.  The Committee may amend, modify or terminate the Award, Notice of Award and this Agreement without approval of Grantee; provided, however, that such amendment, modification or termination shall not, without Grantee’s consent, reduce or diminish the value of this Award determined as if it had been fully vested on the date of such amendment or termination.

10.  Plan Controls.  The terms contained in the Plan are incorporated into and made a part of the Notice of Award and this Agreement, and this Agreement shall be governed by and construed in accordance with the Plan.  In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of the Notice of Award or this Agreement, the provisions of the Plan shall be controlling and determinative.

11.  Successors.  This Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Agreement and the Plan.

12.  Severability.  If any one or more of the provisions contained in the Notice of Award or this Agreement is deemed to be invalid, illegal or unenforceable, the other provisions of the Notice of Award and this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

13. Notice. Notices and communications under the Notice of Award and this Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid.  Notices to the Company must be addressed to: Micron Technology, Inc., 8000 S. Federal Way, P.O. Box 6, Boise, ID 83716-9632, Attn: Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.

14.  Data processing. By accepting this Award, Grantee gives explicit consent to the Company to process any such personal data and to transfer any such personal data outside the country in which Grantee works or is employed, including to the United States, to transferees who shall include the Company and other persons who are designated by the Company to administer the Plan.